UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2025

HELIX ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41955	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Cormorant Asset Management, LP

200 Clarendon Street, 52nd Floor

Boston, MA 02116

(Address of principal executive offices, including zip code)

(857) 702-0370

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary share, par value $0.0001 per share	HLXB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Business Combination Agreement

On February 28, 2025, Helix Acquisition Corp. II, a Cayman Islands exempted company (“Helix”), entered into a Business Combination Agreement (the “Business Combination Agreement”) by and among Helix, TheRas, Inc., a Delaware corporation (doing business as BridgeBio Oncology Therapeutics, “BBOT”), and Helix II Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Helix (“Merger Sub”). The Business Combination Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, (i) Helix will de-register in the Cayman Islands and transfer by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation (the “Domestication”), and (ii) following the Domestication, Merger Sub will be merged with and into BBOT, as a result of which BBOT will be the surviving company and a wholly-owned subsidiary of Helix (the “Merger”). The Domestication, Merger, and other transactions contemplated by the Business Combination Agreement are collectively referred to as the “Business Combination;” and the consummation of the Merger is referred to as the “Closing” and the date of the Closing is referred to as the “Closing Date.”

BBOT is a clinical-stage biopharmaceutical company advancing a next-generation pipeline of novel small molecule therapeutics targeting RAS and PI3Ka malignancies.

The Domestication

The Domestication will occur on the day that is one business day prior to the Closing Date. Upon the Domestication, it is anticipated that Helix will change its name to “BridgeBio Oncology Therapeutics, Inc.” and is referred to herein as “PubCo” as of the time following the Domestication.

Immediately prior to the Domestication, (1) Helix will effect the redemption of Helix public shares validly submitted for redemption and not withdrawn, (2) Helix Holdings II LLC, a Cayman Islands limited liability company (the “Sponsor”) will forfeit the Sponsor Forfeited Shares (as defined below), and (3) each holder of each issued and outstanding Class B ordinary share, par value $0.0001 per share, of Helix (the “Class B Shares”) (other than the Sponsor Forfeited Shares) will irrevocably and unconditionally elect to convert, on a one-for-one basis, each Class B Share held by it into one Class A ordinary share, par value $0.0001 per share, of Helix (the “Class A Shares”) (the “Class B Share Conversion”). At the effective time of the Domestication, each outstanding Class A Share (not including public shares validly submitted for redemption nor the Sponsor Forfeited Shares, but including Class A Shares issued upon the Class B Share Conversion) will convert into one share of domesticated common stock, par value $0.0001 per share, of PubCo (the “PubCo Common Stock”).

The Merger

On the day of the Closing, the Merger will occur. At the effective time of the Merger, each share of BBOT’s capital stock that is issued and outstanding immediately prior to the Merger (not including treasury shares and dissenting shares) will be automatically canceled and converted into the right to receive the corresponding number of shares of PubCo Common Stock equal to the Consideration Ratio (as defined below).

Additionally, at the effective time of the Merger, each outstanding BBOT stock option will become an option of PubCo containing the same terms, conditions, vesting and other provisions as are currently applicable to such BBOT stock options, provided that each option will be exercisable for the number of shares of PubCo Common Stock equal to the Consideration Ratio multiplied by the number of shares of BBOT common stock subject to the option as of immediately prior to the effective time of the Merger, rounded down to the nearest whole share, at an exercise price equal to the per share exercise price of the BBOT option divided by the Consideration Ratio, rounded up to the nearest whole cent.

Consideration and Structure

The “Aggregate Merger Consideration” to be issued to BBOT stockholders in connection with the Merger will be determined by dividing (a) $461,051,546 (the “Equity Value”) by (b) the price (the “Redemption Price”) at which each Class A Share may be redeemed in connection with the Business Combination. The “Consideration Ratio” is the number of shares of PubCo Common Stock to be issued in exchange for issued and outstanding BBOT capital stock upon the Merger, and is equal to the quotient obtained by dividing (x) the Aggregate Merger Consideration by the Aggregate Fully Diluted Company Shares, as defined in the Business Combination Agreement.

Representations, Warranties and Covenants

The parties to the Business Combination Agreement have agreed to customary representations and warranties for transactions of this type. In addition, the parties to the Business Combination Agreement agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to the conduct of BBOT and Helix during the period between execution of the Business Combination Agreement and the Closing. Each of the parties to the Business Combination Agreement has agreed to use its reasonable best efforts to cause all actions and things necessary to consummate and expeditiously implement the Business Combination. The representations, warranties, covenants and agreements of parties made under the Business Combination Agreement will not survive the Closing except for the covenants and agreements contained therein by their terms expressly apply in whole or in part at or after the Closing or in the case of claims against a person or entity in respect of such person’s or entity’s common law fraud.

Registration Statement / Proxy Statement

As promptly as reasonably practicable after receipt of information concerning BBOT and BBOT securityholders as is either required by the federal securities laws or reasonably requested by Helix for inclusion in the Registration Statement (as defined below), Helix and BBOT will prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 relating to the Business Combination (the “Registration Statement”), which will contain a proxy statement relating to a meeting of the Helix shareholders (the “Helix Shareholders Meeting”) to be held to consider, among other things, (x) approval of the Domestication, (y) approval of the Business Combination (including the approval and adoption of the Business Combination Agreement and the Merger) and (z) the adoption and approval of certain other proposals the parties deem necessary to effectuate the Business Combination.

Conditions to Closing

Under the Business Combination Agreement, the obligations of the parties to consummate the Business Combination are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (i) the absence of specified adverse laws, rules, regulations, judgments, decrees, executive orders or awards making the Business Combination illegal or otherwise prohibiting its consummation; (ii) the Registration Statement having been declared effective by the SEC under the Securities Act of 1933, as amended (the “Securities Act”), no stop order suspending the effectiveness of the Registration Statement being in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement having been initiated or threatened in writing by the SEC; (iii) the approval and adoption of the Business Combination Agreement and transactions contemplated thereby by requisite vote of Helix shareholders (the “Helix Shareholder Approval”) and BBOT stockholders (the “BBOT Stockholder Approval”); (iv) the PubCo Common Stock having been approved for listing on the Nasdaq Stock Market LLC (“Nasdaq”) as set forth in the Business Combination Agreement; and (v) the size and composition of PubCo’s board of directors will be as set forth in the Business Combination Agreement.

The obligations of Helix and Merger Sub to consummate the Business Combination are further subject to additional conditions, including, among other things: (i) material compliance by BBOT with its agreements and covenants under the Business Combination Agreement; (ii) the truth and accuracy of the representations and warranties of BBOT, subject to customary bring-down standards; (iii) no Material Adverse Effect (as defined in the Business Combination Agreement) having occurred since the date of the Business Combination Agreement that is continuing; and (iv) the termination of certain agreements among BBOT and its stockholders.

The obligations of BBOT to consummate the Business Combination are further subject to additional conditions, including, among others,: (i) material compliance by Helix and Merger Sub with their respective agreements and covenants under the Business Combination Agreement; (ii) the truth and accuracy of the representations and warranties of Helix and Merger Sub, subject to customary bring-down standards; (iii) the execution of the Registration Rights Agreement and Lock-Up Agreements,; and (iv) the aggregate cash proceeds (the “Helix Closing Cash”) from Helix’s trust account, together with the aggregate cash proceeds actually received from the PIPE Investments (as defined below), equaling no less than $400,000,000 (after deducting any amounts paid to Helix shareholders that exercise their redemption rights in connection with the Business Combination and prior to the payment of transaction expenses).

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances, including, without limitation, (i) by Helix or BBOT, if the Closing has not occurred by October 31, 2025, which date shall be automatically extended to December 31, 2025 if the SEC has not declared the Registration Statement effective on or prior to September 30, 2025, (ii) by Helix or BBOT, in the event an applicable governmental, regulatory or administrative authority has issued a final and non-appealable order having the effect of permanently restraining, enjoining or otherwise prohibiting the Business Combination or in the event any applicable law is in effect making the consummation of the Merger illegal; (iii) by the written consent of Helix and BBOT; and (iv) by Helix or BBOT, if Helix or BBOT, as applicable, has breached any of its respective representations, warranties, agreements or its respective covenants contained in the Business Combination Agreement, such failure or breach would render certain conditions precedents to the Closing incapable of being satisfied, and such breach or failure is not cured by the time allotted in the Business Combination Agreement; provided, however, in the case of (i), (ii) and (iii), such ability to terminate is only available if failure by the party seeking to terminate the Business Combination Agreement to fulfill any obligation under the Business Combination Agreement has not been the proximate cause of the failure of the Closing to occur.

Additionally, the Business Combination Agreement may be terminated at any time prior to the Domestication by Helix or BBOT by written notice to the other if the Helix Shareholder Approval is not obtained at the Helix Shareholders Meeting (subject to any adjournment or postponement thereof). Helix may terminate the Business Combination Agreement if the BBOT Stockholders Written Consent is not obtained or is not delivered to Helix by BBOT within 24 hours after the execution and delivery of the Business Combination Agreement (“BBOT Stockholder Consent Deadline”), provided that Helix shall provide written notice of its intent to terminate on or prior to 24 hours following BBOT Stockholder Consent Deadline.

Effect of Termination

If the Business Combination Agreement is terminated, the agreement will become void, and there will be no liability under the Business Combination Agreement on the part of any party thereto, except for any any liability on the part of any party for fraud or willful breach of the Business Combination Agreement.

Governance

The executive management team of BBOT is expected to serve as the executive management team of PubCo following Closing. Pursuant to the Business Combination Agreement, PubCo’s board of directors will consist of seven members, with the Sponsor having the right to initially designate two directors.

Timeframes for Filing and Closing

Helix expects to file the Registration Statement as promptly as practicable after the date of the Business Combination Agreement. The Closing is expected to occur following the fulfillment or waiver of the closing conditions set forth in the Business Combination Agreement.

The foregoing description of the Business Combination Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by reference to the full text of the Business Combination Agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”). The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The Business Combination Agreement is being filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders and reports and documents filed with the SEC. Investors and security holders are not third-party beneficiaries under the Business Combination Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in Helix’s public disclosures.

Other Agreements

The Business Combination Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, the following:

Helix Support Agreement

In connection with the execution of the Business Combination Agreement, on February 28, 2025, certain shareholders and insiders of Helix (the “Helix Supporting Shareholders”), including the Sponsor, certain funds of Cormorant Asset Management (“Cormorant”) each holding Class A Shares, and the independent directors and an advisor of Helix each holding Class B Shares (the “Helix Existing Investors”), entered into a support agreement with Helix and BBOT (the “Helix Support Agreement”). Under the Helix Support Agreement, among other things, each Helix Supporting Shareholder agreed to vote, at any meeting of the shareholders of Helix, and in any action by written consent of the shareholders of Helix, all of such Helix Supporting Shareholders’ Class A Shares and Class B Shares (i) in favor of each of the Parent Proposals (as defined in the Business Combination Agreement), and any other matters necessary or reasonably requested by Helix for consummation of the Domestication, the Merger or any other transactions contemplated by the Business Combination Agreement and the approval of the Parent Proposals; (ii) against any Alternative Proposal or Alternative Transaction or any proposal relating to an Alternative Proposal or Alternative Transaction (as defined in the Business Combination Agreement, respectively); and (iii) in favor of any proposal sought by Helix to extend the deadline by which Helix must consummate its initial business combination. In addition, the Helix Support Agreement prohibits each Helix Supporting Shareholder from, among other things, selling, assigning or transferring any Class A Shares or Class B Shares held by such Helix Supporting Shareholder except to certain permitted transferees, until the earliest of (a) the effective time of the Merger, (b) such date and time as the Business Combination Agreement is terminated in accordance with its terms; (c) the liquidation of Helix; (d) the written agreement of each of the terminating Helix Supporting Shareholder(s), Helix and BBOT with respect to terminating the rights and obligations under the Helix Support Agreement of a specific Helix Supporting Shareholder or a subset of Helix Supporting Shareholders; and (e) the written agreement of all Helix Supporting Shareholders, Helix and BBOT to terminate the Helix Support Agreement in its entirety. Pursuant to the Helix Support Agreement, each of Cormorant and its permitted transferees irrevocably and unconditionally covenants and agrees not to submit any Class A Shares owned by it for redemption in connection with the Business Combination. Additionally, the Sponsor and Helix Existing Investors will comply with their non-redemption obligations as specified in the letter agreement they entered into with Helix in connection with Helix’s initial public offering.

Each of the Sponsor and each Helix Existing Investor agreed to elect to convert their Class B Shares into Class A Shares immediately prior to the Domestication and to waive their rights under Helix’s amended and restated memorandum and articles of association to have their Class B Shares converted into Class A Shares at a ratio of greater than one-to-one.

In addition, pursuant to the Helix Support Agreement, the Sponsor will, effective as of immediately prior to the Domestication and conditioned upon the Closing, forfeit and surrender to Helix such number of Class B Shares (the “Sponsor Forfeited Shares”) held by the Sponsor equal to the quotient of (i) the difference between (A) the Redemption Price multiplied by 4,600,000 less (B) $46,000,000 divided by (ii) the Redemption Price.

Further, if and only if Helix Closing Cash is less than $400,000,000, the Sponsor will forfeit a number of shares of PubCo Common Stock (the “Contribution Shares”) equal to (a) 3,360,000 multiplied by (b) one minus the number resulting from dividing (i) the Helix Closing Cash by (ii) $400,000,000, with any fractional share rounded to the nearest whole number resulting from such product.

The foregoing description of the Helix Support Agreement does not purport to be complete and is qualified in its entirety by the full text of the Helix Support Agreement, a copy of which is included as Exhibit 10.1 to this Current Report.

BBOT Written Consent and Support Agreements

Concurrently and immediately prior to the signing of the Business Combination Agreement, BBOT obtained and delivered to Helix the written consents of a sufficient number of shares of BBOT capital stock (the holders of such shares, the “BBOT Consenting Stockholders”) required to approve the Business Combination Agreement, each ancillary agreement to which BBOT is a party, and the Business Combination (the “BBOT Written Consent”).

The foregoing description of the BBOT Written Consent does not purport to be complete and is qualified in its entirety by the full text of the Form of Company Stockholder Written Consent, a copy of which is included as Exhibit L to the Business Combination Agreement, which is filed as Exhibit 2.1 to this Current Report.

Additionally, concurrently and immediately prior to the signing of the Business Combination Agreement, Helix, BBOT, and certain stockholders of BBOT (the “BBOT Supporting Stockholders”) entered into a support agreement (the “BBOT Support Agreement”). Pursuant to the BBOT Support Agreement, each BBOT Supporting Stockholder (i) agreed that each existing investor rights agreement of BBOT will automatically terminate upon the Closing, (ii) agreed not to make any proposal or offer that constitutes an Alternative Transaction, among other things, and (iii) waived and agreed not to exercise any rights of appraisal or rights to dissent it may have in connection with the Merger.

The BBOT Support Agreement also prohibits the BBOT Supporting Stockholders from, among other things, selling, assigning or transferring any capital stock of BBOT held by the BBOT Supporting Stockholders except to certain permitted transferees, until the earliest of (a) the effective time of the Merger, (b) such date and time as the Business Combination Agreement is terminated in accordance with its terms; and (c) the written agreement of all BBOT Supporting Stockholders, Helix and BBOT to terminate the agreement in its entirety.

The foregoing description of the BBOT Support Agreement does not purport to be complete and is qualified in its entirety by the full text of the BBOT Support Agreement, a copy of which is included as Exhibit 10.2 to this Current Report.

Subscription Agreement

In connection with the Business Combination, on February 28, 2025, Helix entered into subscription agreements (the “Subscription Agreements”) with certain qualified institutional buyers, institutional accredited investors, and other accredited investors, including Cormorant and other existing shareholders of Helix (collectively, the “PIPE Investors”), pursuant to which, among other things, PubCo agreed to issue and sell to the PIPE investors, and the PIPE Investors agreed to subscribe for and purchase an aggregate of approximately $260,000,000 of PubCo Common Stock (the “PIPE Shares”), at a purchase price equal to the Redemption Price (the “PIPE Investments”). Existing Helix shareholders subscribed for approximately $188,000,000 of the PIPE Investments, which includes Cormorant’s subscription for an aggregate of $75,000,000 of PIPE Investments.

The obligations of each party to consummate the PIPE Investments are conditioned upon, among other things, (i) the PubCo Common Stock having been approved for listing on Nasdaq; (ii) all conditions precedent to the closing of the Business Combination set forth in Article IX of the Business Combination Agreement having been satisfied or waived; and (iii) the absence of specified adverse laws, rules, regulations, judgments, decrees, executive orders or awards making the PIPE Investment illegal or otherwise prohibiting its consummation.

The obligations of Helix to consummate the PIPE Investments are further subject to additional conditions, including, among other things: (i) material compliance by the PIPE Investors with their agreements and covenants under the Subscription Agreement; and (ii) the truth and accuracy of the representations and warranties of the PIPE Investors, subject to customary bring-down standards.

The obligations of the PIPE Investors to consummate the PIPE Investments are further subject to additional conditions, including, among other things: (i) the Business Combination Agreement shall not have been amended, modified, or supplement, and no condition waived thereunder, in a manner that would reasonably be expected to materially and adversely affect the economic benefits that a PIPE Investor would reasonably expect to receive under the Subscription Agreement; (ii) the truth and accuracy of the representations and warranties of Helix in the Subscription Agreement, subject to customary bring-down standards; (iii) no subscription agreement, or other agreement or understanding with any other investor shall have been amended, modified, or waived in any manner that benefits such other subscriber unless the PIPE Investors have been offered the same benefits; (iv) material compliance by Helix with its agreements and covenants under the Subscription Agreement; (v) Helix shall have received not less than $200 million in cash from the PIPE Investments; and (vi) there has not occurred any Material Adverse Effect or Parent Material Adverse Effect (each as defined in the Business Combination Agreement since the date of the Subscription Agreement that is continuing.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the full text of the Form of Subscription Agreement, a copy of which is included as Exhibit 10.3 to this Current Report.

Non-Redemption Agreement

In connection with the Business Combination, on February 28, 2025, Helix entered into non-redemption agreements with certain shareholders (the “Non-Redemption Agreements” and, such shareholders, the “Non-Redeeming Holders”), pursuant to which, among other things, each Non-Redeeming Holder irrevocably and unconditionally agreed, for the benefit of Helix, that neither it or its controlled affiliates will exercise any redemption rights under Helix’s amended and restated memorandum and articles of association with respect to Class A ordinary shares held by such holder as of the date of the Non-Redemption Agreement (the “Non-Redeeming Shares”) at any meeting of the shareholders of Helix. The Non-Redeeming Holder also agreed to (i) not to transfer directly or indirectly the Non-Redeeming Shares held by it until earlier of (x) the Closing Date, (y) the termination of the Business Combination Agreement in accordance with its terms and (z) the termination of the Non-Redemption Agreement in accordance with its terms; and (ii) vote its Non-Redeeming Shares (A) in favor of the Business Combination Agreement, the Domestication and Merger and each other proposal brought by the Helix in connection with the Business Combination and (B) in favor of any proposal brought by Helix to adjourn or postpone the Helix Shareholders Meeting.

An aggregate of 450,900 Class A Shares are subject to the Non-Redemption Agreements.

The foregoing description of the Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by the full text of the Form of Non-Redemption Agreement, a copy of which is included as Exhibit 10.4 to this Current Report.

Lock-Up Agreement

In connection with the Closing, the Sponsor, Cormorant and the Helix Existing Investors will enter into a lock-up agreement (the “Lock-Up Agreement”) with PubCo.

Pursuant to the Lock-Up Agreement, the Sponsor, Cormorant, and each Helix Existing Investor will agree not to transfer (except for certain permitted transfers) any shares of PubCo Common Stock held by such holder after the Domestication until one year after the later of (i) the filing of the Form 10 Information (as defined in Rule 144(i)(3) of the Securities Act) with the SEC and (ii) the Closing Date.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the full text of the Form of Lock-Up Agreement, a copy of which is included as Exhibit 10.5 to this Current Report.

Amended and Restated Registration Rights Agreement

In connection with the Closing, PubCo, Sponsor, Cormorant, the Helix Existing Investors, and certain former stockholders of BBOT will enter into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, among other things, PubCo will agree that, within 30 calendar days following the Closing Date, PubCo will file with the SEC (at PubCo’s sole cost and expense) a registration statement registering the resale of certain shares of PubCo Common Stock held by or issuable to the parties thereto (the “Resale Registration Statement”), and PubCo will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. Such holders will be entitled to customary piggyback registration rights and demand registration rights, including underwritten demands.

The A&R Registration Rights Agreement amends and restates the registration rights agreement that was entered into by Helix, the Sponsor and the Helix Existing Investors in connection with Helix’s initial public offering. The A&R Registration Rights Agreement will terminate on the earlier of (a) the five year anniversary of the date of the A&R Registration Rights Agreement or (b) with respect to any holder party thereto, on the date that such holder no longer holds any Registrable Securities (as defined therein).

The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Form of A&R Registration Rights Agreement, a copy of which is included as Exhibit 10.6 to this Current Report.

PubCo Certificate of Incorporation and PubCo Bylaws

Concurrently with the Domestication, and prior to the effective time of the Merger, PubCo will file a certificate of incorporation with the Secretary of State of the State of Delaware Holdco (“PubCo COI”) and will adopt bylaws (“PubCo Bylaws”), which together will govern the rights, privileges, and preferences of the holders of PubCo securities after the Closing.

The PubCo Bylaws will provide that each BBOT stockholder who receives shares of PubCo Common Stock as consideration in the Merger, or upon the settlement of certain equity awards issued in the Merger, will not be permitted to transfer (except for certain permitted transfers) any shares of PubCo Common Stock held by such holder after the Merger until one year after the later of (i) the filing of the Form 10 Information (as defined in Rule 144(i)(3) of the Securities Act) with the SEC and (ii) the Closing Date. The foregoing restriction will not apply to certain BBOT Stockholders who are BBOT employees, whose equity will instead be subject to a 6-month lock-up.

The foregoing descriptions of the PubCo COI and PubCo Bylaws do not purport to be complete and are qualified in their entirety by the terms and conditions of the forms of PubCo COI and PubCo Bylaws, copies of which are included as Exhibit A and Exhibit B, respectively, to the Business Combination Agreement (attached as Exhibit 2.1 hereto), and the terms of which are incorporated herein by reference.

PubCo Stock Option and Incentive Plan and PubCo Employee Stock Purchase Plan

Simultaneously or substantially concurrently with the Closing, PubCo will approve the 2025 Stock Option and Incentive Plan (the “Plan”) and 2025 Employee Stock Purchase Plan (the “ESPP”) to provide eligible employees of PubCo and certain affiliated companies with the opportunity to purchase PubCo Common Stock and/or acquire a proprietary interest in PubCo.

The number of shares of PubCo Common Stock reserved and available for issuance under the Plan will not exceed more than 6% of PubCo’s outstanding shares at the Closing. Additionally, the number of shares of PubCo Common Stock reserved and available for issuance under the Plan will automatically be cumulatively increased on an annual basis by (i) not more than 5% of the sum of (A) the number of shares of PubCo Common Stock issued and outstanding and (B) the number of shares of PubCo Common Stock issuable pursuant to the exercise of any outstanding, pre-funded warrants to acquire PubCo Common Stock for a nominal exercise price ((A) and (B) together, the “Outstanding Shares”) on the immediately preceding December 31 of such year or (ii) lesser number of shares as approved by the administrator of the Plan.

The number of shares of PubCo Common Stock reserved and available for issuance at the execution of the ESPP will not exceed more than 1% of PubCo’s outstanding shares at the Closing. Additionally, on January 1, 2026, and each January 1 thereafter until the ESPP terminates, the number of shares of PubCo Common Stock reserved and available for issuance under the ESPP will automatically be cumulatively increased by the least of (A) the initial share reserve, (B) 1% of the Outstanding Shares on the immediately preceding December 31 of such year, and (C) an amount to be determined by the administrator of the Plan.

The foregoing descriptions of the Plan and ESPP do not purport to be complete and are qualified in their entirety by the terms and conditions of the forms of Plan and ESPP, copies of which are included as Exhibit M and Exhibit N, respectively, to the Business Combination Agreement (attached as Exhibit 2.1 hereto), and the terms of which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report with respect to the issuance of PubCo Common Stock in connection with the transactions contemplated by the Business Combination Agreement and the Subscription Agreements is incorporated by reference herein. The shares of PubCo Common Stock issuable to the BBOT Consenting Stockholders pursuant to the Business Combination Agreement and the PIPE Shares issuable pursuant to the Subscription Agreements will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Additional Information and Where to Find It

In connection with the proposed Business Combination, Helix and BBOT intend to prepare and file with the SEC a Registration Statement, which will include a preliminary proxy statement of Helix and a preliminary prospectus with respect to the securities to be offered in the Business Combination. After the Registration Statement is declared effective, Helix will mail a definitive proxy statement/prospectus relating to the Business Combination to its shareholders as of a record date to be established for voting on the Business Combination. The Registration Statement, including the proxy statement/prospectus contained therein, will contain important information about the Business Combination and the other matters to be voted upon at the Helix shareholder meeting. This Current Report on Form 8-K does not contain all the information that should be considered concerning the Business Combination and other matters and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. Helix and BBOT may also file other documents with the SEC regarding the Business Combination. Helix’s shareholders and other interested persons are advised to read, when available, the Registration Statement, including the preliminary proxy statement/prospectus contained therein, the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the Business Combination, as these materials will contain important information about Helix, BBOT, and the Business Combination. Shareholders will also be able to obtain free copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, once available, without charge, at the SEC’s website located at www.sec.gov, or by directing a request to Helix Acquisition Corp. II, c/o Cormorant Asset Management, LP, 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

Participants in the Solicitation

Helix, BBOT, and their directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from Helix’s shareholders in respect of the Business Combination and the other matters set forth in the Registration Statement. A list of the names of Helix’s directors and executive officers and a description of their interests in Helix is available in the sections entitled “Management—Officer and Director Compensation,” “Management—Directors’ Fiduciary Duties and Conflicts of Interest,” and “Principal Shareholders” of Helix’s Registration Statement on Form S-1, as amended from time to time, which was filed with the SEC and declared effective on February 8, 2024 and is available free of charge at the SEC’s website located at www.sec.gov, at the following URL: https://www.sec.gov/Archives/edgar/data/1869105/000121390024010676/fs12024a2_helixacq2.htm or by directing a request to Helix Acquisition Corp. II, c/o Cormorant Asset Management, LP, 200 Clarendon Street, 52nd Floor, Boston, MA 02116. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests by security holdings or otherwise, will be contained in the proxy statement/prospectus relating to the Business Combination when it becomes available.

Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K that are not historical facts are forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity; expectations and timing related to the success, cost and timing of product development activities, including timing of initiation, completion and data readouts for clinical trials and the potential approval of BBOT’s product candidates, including the progress and results of the ONKORAS-101 and BREAKER-101 clinical trials and the expected dosing of the first patient with BBO-11818; the clinical and therapeutic potential of BBO-8520, BBO-10203 and BBO-11818; the size and growth potential of the markets for BBOT’s product candidates; the therapeutic and curative potential of BBOT’s product candidates; financing and other business milestones; potential benefits of the Business Combination; and expectations relating to the Business Combination, including the proceeds of the Business Combination, the financing and BBOT’s expected cash runway and the timing of the Closing of the Business Combination. These statements are based on various assumptions, whether or not identified in this Current Report, and on the current expectations of BBOT’s and Helix’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of BBOT and Helix. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; the inability of the parties to successfully or timely enter into definitive agreements with respect to the Business Combination or consummate the Business Combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions (such as any SEC statements or enforcements or other actions relating to SPACs) that could adversely affect the combined company or the expected benefits of the Business Combination, or the risk that the approval of the shareholders of Helix or any other condition to Closing is not obtained; failure to realize the anticipated benefits of the Business Combination; risks relating to any legal proceedings that may be instituted against Helix, the combined company or others following the announcement of the Business Combination; risks relating to the uncertainty of the projected financial information with respect to BBOT and the combined company; risks related to the approval of BBOT’s product candidates and the timing of expected regulatory and business milestones; ability to negotiate definitive contractual arrangements with potential customers; the impact of competitive product candidates; ability to obtain sufficient supply of materials; global economic and political conditions; the effects of competition on BBOT’s future business; the amount of redemption requests made by Helix’s public shareholders; and those factors discussed in documents Helix has filed or will file with the SEC. Additional risks related to BBOT’s business include, but are not limited to: uncertainty regarding outcomes of BBOT’s ongoing clinical trials, particularly as they relate to regulatory review and potential approval for its product candidates; risks associated with BBOT’s efforts to commercialize its product candidates; BBOT’s ability to maintain its existing agreements with third parties and to negotiate and enter into new definitive agreements on favorable terms, if at all; the impact of competing product candidates on BBOT’s business; intellectual property-related claims; BBOT’s ability to attract and retain qualified personnel; and BBOT’s ability to source the raw materials for its product candidates.

If any of these risks materialize or Helix’s or BBOT’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Helix or BBOT presently know or that Helix and BBOT currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Helix’s and BBOT’s expectations, plans, or forecasts of future events and views as of the date of this Current Report on Form 8-K and are qualified in their entirety by reference to the cautionary statements herein. Helix and BBOT anticipate that subsequent events and developments will cause Helix’s and BBOT’s assessments to change. These forward-looking statements should not be relied upon as representing Helix’s and BBOT’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither Helix, BBOT, nor any of their respective affiliates undertake any obligation to update these forward-looking statements, except as required by law.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination, or an offer to sell, or the solicitation of an offer to buy, any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom, nor shall any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction be affected. Neither the SEC nor any securities commission of any other U.S. or non-U.S. jurisdiction has approved or disapproved of the Business Combination contemplated hereby or determined that this press release is truthful or complete. Any representation to the contrary is a criminal offense.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1†*	Business Combination Agreement, by and among Helix Acquisition Corp. II, TheRas, Inc. and Helix II Merger Sub, Inc., dated as of February 28, 2025.
10.1*	Helix Support Agreement, dated as of February 28, 2025.
10.2*	BBOT Support Agreement, dated as of February 28, 2025.
10.3	Form of Subscription Agreement.
10.4*	Form of Non-Redemption Agreement.
10.5	Form of Lock-Up Agreement.
10.6†	Form of Amended and Restated Registration Rights Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*	Certain portions of these exhibits have been redacted pursuant to Item 601(b)(2)(ii) or 601(b)(10)(iv) of Regulation S-K. The Company hereby agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Helix Acquisition Corp. II

Date: February 28, 2025	By:	/s/ Bihua Chen
	Name:	Bihua Chen
	Title:	Chief Executive Officer